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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                     -----------------------


                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF
               THE SECURITIES EXCHANGE ACT OF 1934


                  Household International, Inc.
      -----------------------------------------------------
     (Exact name of registrant as specified in its charter)



       Delaware                        36-3121988
------------------------    ---------------------------------
(State of incorporation)    (IRS Employer Identification No.)


2700 Sanders Road
Prospect Heights, Illinois          60070
--------------------------        ----------
(Address of principal             (Zip Code)
executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each exchange on which
to be so registered           each class is to be registered
-------------------           ------------------------------
$4.30 Cumulative              New York Stock Exchange, Inc.
Preferred Stock
(Without Par Value)


Securities to be registered pursuant to Section 12(g) of the Act:

None
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Item 1.   Description of Registrant's Securities to be
          Registered.
          --------------------------------------------

          The description of the $4.30 Cumulative Preferred Stock (without par value) being registered hereby, is set forth under the heading "Household Capital Stock-Household 5% Preferred Stock, Household $4.50 Preferred Stock and Household $4.30 Preferred Stock" on pages 78-81 of the Joint Proxy Statement-Prospectus dated June 2, 1998 which forms a part of the Registration Statement on Form S-4 (No. 333-55707) of Household International, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission (the "Commission") on June 1, 1998. The description of the $4.30 Cumulative Preferred Stock contained on pages 78-81 of the Joint Proxy Statement-Prospectus is incorporated herein by reference.

Item 2.   Exhibits.
          ---------

          No.       Description
          ---       -----------
          3.(i)     Form of Certificate of Designation,
                    Preferences and Rights of the $4.30
                    Cumulative Preferred Stock (Without Par
                    Value) of Household International, Inc.
                    (incorporated by reference to Exhibit 4.05 to
                    the Registration Statement on Form S-4 of
                    Household International, Inc., No. 333-
                    55707).
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                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              HOUSEHOLD INTERNATIONAL, INC.



Date: June 16, 1998           By:  /s/ John W. Blenke
      -------------                -------------------------
                                   John W. Blenke
                                   Vice President-Corporate
                                   Law & Assistant Secretary
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                          Exhibit Index
                          -------------

No.       Description
---       -----------
3.(i)     Form of Certificate of Designation, Preferences and
          Rights of the $4.30 Cumulative Preferred Stock (Without
          Par Value) of Household International, Inc.
          (incorporated by reference to Exhibit 4.05 to the Registration Statement on Form S-4 of Household
          International, Inc., No. 333-55707).


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